Exhibit 10.26

UFP TECHNOLOGIES, INC.

2003 EQUITY INCENTIVE PLAN

(as amended on March 22, 2007)

1.             Statement of Purpose. The purpose of this 2003 Equity Incentive Plan  (the “Plan”) is to benefit UFP TECHNOLOGIES, INC. (the “Company”) through the maintenance and development of its businesses by offering equity-based incentives to certain present and future executives and other employees who are in a position to contribute to the long-term success and growth of the Company, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their involvement with the Company and/or its subsidiaries.

2.             Administration of the Plan.

(a)           Board or Committee Administration.  The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Board”) or such other committee thereof consisting of such members (not less than two) of the Board as are appointed from time to time by the Board (the “Compensation Committee”), each of the members of which, at the time of any action under the Plan, shall be (i) a “non-employee director” as then defined under Rule 16b-3 under the Act (or meeting comparable requirements of any successor rule relating to exemption from Section 16(b) of the Act), (ii) an “outside director” as then defined under Section 162(m) of the Internal Revenue Code and (iii) an “independent director” as then defined under the rules of the Nasdaq Stock Market (or meeting comparable requirements of any stock exchange on which the Company’s Common Stock may then be listed).  Hereinafter, all references in this Plan to the “Committee” shall mean the Board if no Committee has been appointed.  The Committee shall have all necessary powers to administer and interpret the Plan.  Such powers of the Compensation Committee include exclusive authority (within the limitations described and except as otherwise provided in the Plan) to select the employees or determine classes of employees to be granted awards under the Plan, to determine the aggregate amount, type, size, and terms of the awards to be made to eligible employees, and to determine the time when awards will be granted.  The Compensation Committee may take into consideration recommendations from the appropriate officers of the Company with respect to making the foregoing determinations as to Plan awards, administration, and interpretation. The Committee shall have full power and authority to adopt such rules, regulations, agreements and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.  The Committee’s interpretations of the Plan and all action taken and determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the Company, its shareholders and any director or employee of the Company or any Subsidiary.

(b)           Committee Actions.  The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine.  A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee.  From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

(c)           Performance-based Compensation.  The Board, in its discretion, may take such action as may be necessary to ensure that Awards granted under the Plan qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code and applicable regulations promulgated thereunder.

3.             Eligibility. Participation in the Plan shall be limited to executives or other employees (including officers and directors who are also employees) of the Company and its Participating Subsidiaries selected on the basis of such criteria as the Committee may determine.  Employees who participate in other incentive or benefit plans of the Company or any Subsidiary may also participate in this Plan. As used herein, the term “employee” shall mean any person employed full time or part time by the Company or a Subsidiary on a salaried basis, and the term “employment” shall mean full-time or part-time salaried employment by the Company or a Subsidiary.

4.             Shares Subject to the Plan.  The shares that may be delivered in payment or in respect of stock issued under the Plan shall not exceed in the aggregate 1,250,000 shares of common stock of the Company (“Common Stock”)  subject to adjustment as provided in Section 8.   Any share subject to a Plan award which for any reason is not delivered, due to forfeiture or for any other reason, may again be subject to an award subsequently granted under the Plan.

5.             Awards.   Awards granted to employees under the Plan may be either restricted shares or other stock awards.  Restricted shares (“Restricted Shares”) are shares of Common Stock awarded subject to restrictions and to possible forfeiture upon the occurrence of specified events.  Other stock awards (“Other Stock Awards”) are awards in such form as the Committee may determine that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock.   Restricted Shares and Other Stock Awards, may be granted to the same Participant as separate awards at or for the same period of time under terms whereby the issuance of shares or payment under one award has no effect on any other award.   In no event shall the number of Restricted or Other Stock Awards granted to any Participant in any Fiscal Year exceed 150,000.  In addition, in no event shall the number of Restricted or Other Stock Awards providing for the acquisition of shares of Common Stock for a consideration less than Fair Market Value as of the date of grant or exercise of such awards granted to all Participants in any Fiscal Year exceed 250,000.

For this purpose, Fair Market Value may be determined as of a date not more than two trading days prior to the date of grant or exercise in order to facilitate compliance with the reporting requirements under Section 16 of the Act.

6.             Restricted Shares.  Restricted Share awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of shares of Common Stock awarded, the restrictions imposed thereon  (which may include, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber  shares while such shares are subject to other restrictions imposed under this Section 6), the duration of such restrictions; the events (which may, in the discretion of the Committee, include performance-based events or objectives) the occurrence of which would cause a forfeiture of the Restricted Shares in whole or in part; and such other terms and conditions as the Committee in its discretion deems appropriate.  If so determined by the Committee at the time of an award of Restricted Shares, the lapse of restrictions on Restricted Shares may be based on the extent of achievement over a specified performance period of one or more performance targets based on performance criteria established by the Committee.  Restricted share awards shall be effective upon execution of the applicable Restricted Share agreement by the Company and the Participant.  Following a Restricted Share award and prior to the lapse or termination of the applicable restrictions, the share certificates for such Restricted Shares shall be held in escrow by the Company.  Upon the lapse or termination of the applicable restrictions (and not before such time), the certificates for the Restricted Shares shall be issued or delivered to the Participant.  From the date a Restricted Share award is effective, the Participant shall be a shareholder with respect to all the shares represented by such certificates and shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares, subject only to the restrictions imposed by the Committee.

7.             Other Stock Awards.  The Committee shall have the authority in its discretion to grant to eligible Participants such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, or shares awarded without restrictions or conditions.  The Committee shall determine the terms and conditions, if any, of any Other Stock Awards made under the Plan.

8.             Dilution and Other Adjustments.  Notwithstanding any other provision of the Plan, in the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar corporate change, an equitable adjustment shall be made, as determined by the Committee, so as to preserve, without increasing or decreasing, the value of Plan awards and authorizations, in (i) the maximum number or kind of shares issuable or awards which may be granted under the Plan, (ii) the maximum number, kind or value of any Plan awards which may be awarded or paid in general or to any one employee or to all employees in a Fiscal Year,

(iii) the performance-based events or objectives applicable to any Plan awards, (iv) any other aspect or aspects of the Plan or outstanding awards made thereunder as specified by the Committee, or (v) any combination of the foregoing.  Such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

9.             Miscellaneous Provisions.

(a)           The holder of a Plan award shall have no rights as a Company shareholder with respect thereto unless, and until the date as of which, certificates for shares of Common Stock are issued in respect of such award.

(b)           Except as the Committee shall otherwise determine in connection with determining the terms of awards to be granted or shall thereafter permit, no Plan award or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except upon death to his or her Designated Beneficiary or by will or the laws of descent and distribution, and, except as aforesaid, during the lifetime of the recipient, a Plan award shall be exercisable only by, or payable only to, as the case may be, such recipient or his or her guardian or legal representative.

(c)           All Restricted Shares granted under the Plan shall be evidenced by agreements in such form and containing and/or incorporating such terms and conditions (not inconsistent with the Plan and applicable law) in addition to those provided for herein as the Committee shall approve.

(d)           No shares of Common Stock shall be issued, delivered or transferred upon exercise or in payment of any award granted hereunder unless and until all legal requirements applicable to the issuance, delivery or transfer of such shares have been complied with to the satisfaction of the Committee and the Company, including, without limitation, compliance with the provisions of the Securities Act of 1933, the Act and the applicable requirements of the exchanges on which the Company’s Common Stock may, at the time, be listed. The Committee and the Company shall have the right to condition any issuance of shares of Common Stock made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Committee and/or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

(e)           The Company shall have the right to require, as a condition of the distribution of awards in Common Stock, that the Participant or other person receiving such Common Stock either (i) pay to the Company at the time of distribution thereof the amount of any federal, state, or local taxes  which the Company is required to withhold with respect to such Common Stock or (ii) make such other arrangements as the Company may authorize from time to time to provide for such withholding including without limitation having the number of the units of the award cancelled or the number of the shares of Common Stock to be distributed reduced by an amount with a value equal to the value of such taxes required to be withheld.  Notwithstanding the foregoing, the Committee may, in its discretion, in connection with the grant of any award of Common Stock, authorize the Company to pay to Participant receiving the award, a cash gross-up payment  in an amount necessary to cover such federal, state or local taxes attributable to such award and to such cash payment.

(f)            No employee or director of the Company or a Subsidiary or other person shall have any claim or right to be granted an award under this Plan.  Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or a Subsidiary, it being understood that all Company and Subsidiary employees who have or may receive awards under this Plan are employed at the will of the Company or such Subsidiary and in accord with all statutory provisions.

(g)           Distributions of shares of Common Stock in payment or in respect of awards made under this Plan may be made either from shares of authorized but unissued Common Stock reserved for such purpose by the Board of Directors or from shares of authorized and issued Common Stock reacquired by the Company and held in its treasury, as from time to time determined by the Committee, the Board, or pursuant to delegations of authority from either.

(h)           The costs and expenses of administering this Plan shall be borne by the Company and not charged to any award or to any employee or Participant receiving an award.

(i)            In addition to the terms defined elsewhere herein, the following terms as used in this Plan shall have the following meanings:

“Act” shall mean the Securities Exchange Act of 1934 as amended from time to time.

“Designated Beneficiary” shall mean the person or persons, if any, last designated as such by the Participant on a form filed by him or her with the Company in accordance with such procedures as the Committee shall approve.

“Fair Market Value” of a share of Common Stock of the Company on any date shall mean the closing price of the Common Stock on the trading day coinciding with such date, or if not trading on such date, then the closing price as of the next following trading day.  If shares of the Common Stock shall not have been traded on any national exchange or interdealer quotation system for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be determined by the Committee in such other manner as it may deem appropriate.

“Fiscal Year” shall mean the twelve-month period used as the annual accounting period by the Company and shall be designated according to the calendar year in which such period ends.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986 and regulations thereunder as amended from time to time.  References to particular sections of the Internal Revenue Code shall include any successor provisions.

“Participant”  shall mean, as to any award granted under this Plan and for so long as such award is outstanding, the employee to whom such award has been granted.

 “Subsidiary” shall mean any domestic or foreign corporation, partnership, association, joint stock company, trust or unincorporated organization “affiliated” with the Company, that is, directly or indirectly, through one or more intermediaries, “controlling”, “controlled by” or  “under common control with”, the Company.

“Control” for this purpose means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, contract or otherwise.

(j)            This Plan shall be governed by the laws of the Commonwealth of Massachusetts and shall be construed for all purposes in accordance with the laws of said Commonwealth except as may be required by the General Corporation Law of Delaware or by applicable federal law.

10.           Amendments and Termination; Requisite Shareholder Approval.   The Board may at any time terminate or from time to time amend or suspend the Plan in whole or in part in such respects as the Board may deem advisable in order that awards granted thereunder shall conform to any change in the law, or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that no amendment of the Plan shall be made without shareholder approval if shareholder approval of the amendment is at the time required by applicable law, or by the rules of the Nasdaq Stock Market or any stock exchange on which Common Stock may be listed.  The Board shall have the power to amend the Plan in any manner contemplated by Section 10 deemed necessary or advisable for awards granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the Act), to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code or to comply with applicable law, and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding awards theretofore granted under the Plan notwithstanding any contrary provisions contained in any award agreement.  In the event of any such amendment to the Plan, the holder of any award outstanding under the Plan shall, upon request of the Board and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Board to any award agreement relating thereto within such reasonable time as the Board shall specify in such request.  With the consent of the Participant affected, the Board may amend outstanding agreements evidencing Plan awards in a manner not inconsistent with the terms of the Plan.  Notwithstanding anything contained in this Section 10 or in any other provision of the Plan, unless required by law, no action contemplated or permitted by this Section 10 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any award theretofore made under the Plan without the consent of the affected Participant.

11.           Effective Date and Term of Plan. This Plan was adopted on April 8, 2003.  The Plan was amended on February 26, 2007.  The Plan was further amended on March 22, 2007 to increase the number of shares issuable under the Plan from 500,000 shares to 1,250,000 shares, subject to ratification by the stockholders of the Company at the Annual Meeting of Stockholders to be held on June 6, 2007.  The Plan shall remain in effect, subject to the right of the Board of Directors to further amend or terminate the Plan at any time pursuant to Section 10 hereof, until all shares subject to it shall have been purchased or acquired according to the Plan’s provisions.